UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 26, 2007
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 26, 2007, Move, Inc. (the “Company”) entered into a letter agreement (“Letter Agreement”) with its Chief Operating Officer, Jack Dennison. The Letter Agreement acknowledges that the creation of the position of president of the Company, and Mr. Dennison’s reporting to such new position since its creation, constitutes “Good Reason” as defined in Mr. Dennison’s employment agreement with the Company dated March 2, 2002 (“Employment Agreement”), and a “Diminution of Responsibilities” as defined in the addendums to his subsequent stock option grants.
The Letter Agreement provides that if Mr. Dennison resigns at any time prior to September 30, 2007, the terms and benefits provided in his Employment Agreement and the subsequent stock option grant addendums will govern such termination.
The Letter Agreement provides that if Mr. Dennison resigns or is terminated other than for cause, between September 30, 2007 and December 31, 2007, provided he executes a release of claims without revocation and enters into the consulting services agreement attached to the Letter Agreement, with a term ending on December 31, 2007: (i) all of his previously granted but unvested stock options shall immediately vest; and (ii) he shall receive the gross amount of $1,200,000.00, less all appropriate taxes and withholdings, payable in equal installments over twelve months; provided, however, that he will also receive any applicable tax “gross up” pursuant to his Employment Agreement. The foregoing amount represents full and complete satisfaction for any amounts that would have been due to Mr. Dennison under the Company’s 2007 Executive Bonus Plan and his Employment Agreement.
The Letter Agreement also provides that if Mr. Dennison resigns or is terminated other than for cause, between September 30, 2007 and December 31, 2007, and Mr. Dennison has met as of September 30, 2007, certain individual performance criteria delivered to him in connection with the Letter Agreement, the stock options granted to him dated May 11, 2004, March 17, 2005 and June 22, 2006, shall be exercisable for a period of three years following his termination of employment. If Mr. Dennison is terminated due to death or disability on or before December 31, 2007, then the performance criteria shall be deemed met.
The Letter Agreement also provides that if Mr. Dennison resigns or his employment is terminated prior to December 31, 2007, he shall not be entitled to participate in any other bonus programs, including the 2007 Executive Bonus Plan, or receive additional stock options or other equity based incentives.
The Letter Agreement further provides that if Mr. Dennison resigns at any time after December 31, 2007, he waives any and all right to claim that the change in reporting structure set forth above constitutes Good Reason or a Diminution of Responsibilities.
The foregoing description of the Letter Agreement is qualified in its entirety by the terms of the Letter Agreement itself which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: June 29, 2007	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter agreement with Jack Dennison with form of Services Agreement as Attachment A.